UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

SEARS HOLDINGS CORPORATION (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On May 2, 2005, the registrant's wholly owned subsidiaries, Sears, Roebuck and Co. ("Sears") and Sears Intellectual Property Management Company, and Citibank USA, N.A. ("Citibank") entered into an agreement (the "Amendment") to amend the Amended and Restated Program Agreement dated as of July 15, 2003, as amended and restated on November 3, 2003 (the "Program Agreement") between them. Under the long-term marketing and servicing alliance provided for in the Program Agreement, Citibank provides credit and customer support services to Sears proprietary and gold MasterCard holders and supports the Sears zero-percent financing program.

The Amendment expands the scope of Citibank's provision of credit and customer service benefits to include the holders of proprietary credit cards it will issue for Kmart Corporation ("Kmart") and other subsidiaries of the registrant and provides for Citibank to support zero-percent financing programs for Kmart and other subsidiaries of the registrant in addition to the Sears zero-percent financing program.

The Amendment also increases the amounts payable by Citibank to the registrant and its subsidiaries based on credit card account generation and credit sales and the amount of marketing support to be provided by Citibank for the registrant's credit card programs.

In connection with entering into the Amendment, Kmart Corporation is in the process of terminating its Credit Card Program Agreement with Household Bank (SB), N.A. ("Household") dated October 21, 2004 pursuant to which Household provides a private label credit card program for Kmart.

Citicorp USA, Inc. and Citigroup Global Markets Inc., affiliates of Citibank, served as a Syndication Agent and Lead Arranger, respectively, in connection with the registrant's five-year credit agreement that became effective on March 24, 2005. Citicorp USA, Inc. is also a lender under that credit facility. A joint venture of which Citigroup is a part provides administrative services to the Sears 401(k) Plan and the Sears Pension Plan.

The foregoing description of the Amendment is a brief description of its material terms only and is not intended to be, nor is it, a complete summary of all of the terms of the Amendment. The registrant intends to file a copy of the Amendment (without schedules or similar attachments) as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION
	By:	/s/William K. Phelan William K. Phelan Vice President and Controller

Date: May 6, 2005